EXHIBIT 23

                    Consent of KPMG Peat Marwick LLP


The Board of Directors
USFreightways Corporation

We consent to incorporation by reference in the following Registration
Statements:

Form      Registration No.        Subject
S-8       33-57634                 USF Employees' 401 K Retirement Plan
S-8       33-58290                 USFreightways Corporation 1992 Stock
                                        Option Plan
S-8       33-63628                 USFreightways Corporation Employees' Stock
                                        Purchase Plan
S-8       33-79160                 Stock Option Plan for Non-Employee Directors
S-8      333-28357                 USFreightways Corporation Long-Term
                                        Incentive Program

of USFreightways Corporation of our reports dated January 22, 1997 relating to the consolidated balance sheet of USFreightways Corporation and subsidiaries as of December 28, 1996 and the related statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 28, 1996 and the related financial statement schedule, which reports appear in or are incorporated by reference in the January 3, 1998 annual report on Form 10-K of USFreightways Corporation.

/s/ KPMG Peat Marwick LLP
Chicago, Illinois
March 31, 1998